UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)     November 6, 2007

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code     (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On November 6, 2007, Photronics, Inc. (“Photronics”) and Soo Hong Jeong extended for one additional year the Employment Agreement of Soo Hong Jeong, Chief Operating Officer, President – Asia Operations effective October 28, 2007 (October 28, 2007 - October 27, 2008). The Employment Agreement was originally entered into between Photronics and Mr. Jeong on August 24, 2001, and was subsequently amended on March 18, 2004, November 28, 2005, June 9, 2006 and December 29, 2006. The Extension Letter Agreement was executed by Mr. Jeong on November 6, 2007 and is attached as Exhibit 10.1.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2007, Edwin L. Lewis, Senior Vice President, General Counsel and Secretary of Photronics, Inc. (“Photronics”), resigned his employment with Photronics effective November 6, 2007. Mr. Lewis’ three year employment agreement dated January 4, 2005 is therefore ended as of November 6, 2007. Mr. Lewis is leaving Photronics to assume a position as Vice President, General Counsel with an energy company in the New England area.

Exhibit 10.1	Extension Letter Agreement to Employment Agreement executed by Mr. Jeong on November 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE	November 8, 2007	BY	/s/	Richelle E. Burr
Richelle E. Burr
Assistant Secretary

PHOTRONICS, INC.

EXHIBIT INDEX

EXHIBIT NO. 10.1	DESCRIPTION Extension Letter Agreement to Employment Agreement executed by Mr. Jeong on November 6, 2007.